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                                                                     EXHIBIT 4.4


                            HORSESHOE HAMMOND, INC.,
                             AN INDIANA CORPORATION

                       INTERCOMPANY NOTE DUE MAY 15, 2009

Principal Amount: see Schedule A                              New York, New York
                                                                December 1, 1999

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        FOR VALUE RECEIVED, Horseshoe Hammond, Inc. (the "Company"), an Indiana
corporation with its principal place of business located at 777 Casino Center Drive, Hammond, Indiana 46320, hereby promises to pay to Horseshoe Gaming Holding Corp., a Delaware corporation and successor to Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Payee"), with its principal place of business located at 18454 S. West Creek Drive, Tinley Park, Illinois 60477, or its registered assigns, the aggregate principal amount outstanding on this Note, from time to time, as set forth on Schedule A hereto, and to pay interest thereon, as provided herein. Certain capitalized terms used in this Note are defined in Section 9 below.

        1. PAYMENTS OF INTEREST. Interest (computed on the basis of a 360-day year of twelve 30 day months) on any unpaid principal amount shall be payable at the rate per annum set forth on Schedule A in respect of each principal amount contributed by the Payee to the Company as set forth on Schedule A (a "Principal Amount") from the date of contribution of such Principal Amount as set forth on Schedule A (a "Principal Contribution Date"), payable semi-annually in arrears on each May 15 and November 15 of each year, commencing on May 15, 2000, until said Principal Amount shall have become due and payable.

        2. PAYMENTS OF PRINCIPAL.

        2.1 OPTIONAL REDEMPTION. This Note may be redeemed, in whole or in part, at any time or from time to time, at the option of the Company at 100% of the outstanding principal amount hereof, together with interest accrued thereon to the date fixed for such optional redemption, without premium or penalty. Upon receipt of any redemption payment, the Payee shall make a notation on this Note of such payment received and shall provide the Company with evidence acceptable to the Company that the payment has been received by the Payee and so noted.

        2.2 PAYMENT OF PRINCIPAL. The remaining outstanding principal balance of this Note plus all interest accrued thereon is due in full on May 15, 2009.

        2.3 BORROWINGS. Each Principal Amount, Principal Contribution Date, the interest rate with respect to such Principal Amount and the amount of each payment or prepayment made on account of any such Principal Amount shall be recorded by the Company on its books and on Schedule A attached hereto.


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        3. SUBORDINATION. The payment of the principal of and interest on this
Note is expressly subordinated in right of payment to the prior payment in full of all amounts payable on, under or in connection with the indebtedness issued pursuant to the Senior Credit Agreement and the Indenture. Upon the acceleration of the indebtedness issued pursuant to the Senior Credit Agreement or the Indenture following the occurrence of an Event of Default (as such term is defined in each of the Senior Credit Agreement and the Indenture), no payments of any kind shall be made with respect to the principal and interest of this Note until (a) such Event of Default has been cured, waived or shall have otherwise ceased to exist, (b) the indebtedness under the Senior Credit Agreement or the Indenture, as applicable, shall have been discharged or paid in full or (c) the appropriate representatives of the lenders under the Senior Credit Agreement or the trustee or noteholders under the Indenture, as applicable, pursuant to the terms thereof shall have consented to the making of such payments by the Company.

        4. TRANSFER OF NOTE. This Note may not be sold, transferred, pledged or hypothecated; provided, that this Note may be transferred to a successor of the Company.

        5. EVENTS OF DEFAULT; REMEDIES.

        5.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following events ("Events of Default") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

        a. default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at stated maturity, by acceleration or otherwise;

        b. default shall be made in the payment of any interest on this Note when and as such interest shall become due and payable, and such default shall have continued for a period of thirty (30) days; or

        c. an "Event of Default," as defined in either the Senior Credit Agreement or the Indenture, shall have occurred and be continuing;

then upon the occurrence of any Event of Default, the Payee, by written notice to the Company, may declare the unpaid principal amount of this Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by the Company hereunder.

        The provisions of this Section are subject, however, to the condition that if, at any time after this Note shall have so become due and payable, the Company shall pay all arrears of interest on this Note and all payments on account of the principal on this Note and any other amounts owing which shall have become due otherwise than by acceleration (with interest on such principal, and, to the extent permitted by law, on overdue payments of interest, at the rate or rates specified in this Note) and all Events of Default (other than nonpayment of principal of and accrued interest on this Note, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 6, then, and in every such case, the Payee, by written notice to the Company, may rescind and annul any such acceleration and its consequences; but no such action shall affect any subsequent Event of Default or impair any right consequent thereon.

        6. AMENDMENT AND WAIVER. Any term, covenant, agreement or condition of this Note, with the consent of the Company, may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Payee; provided, however, that no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

        7. NOTICES. All notices and other communications provided for in this Note shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

        a. if to the Company:

                             HORSESHOE HAMMOND, INC.
                             777 CASINO CENTER DRIVE
                             HAMMOND, INDIANA 46320

                             ATTENTION: CHIEF FINANCIAL OFFICER

        b. if to the Payee, at the address set forth on the first page of this Note or at such other address as the Payee may hereafter designate by notice to the Company.

        Any such notice or communication shall be deemed to have been duly given when delivered or telecopied and, if mailed, two days after deposit in the U.S. mail.

        8. REMEDIES CUMULATIVE. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        9. DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below when used in this Note:

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Indenture" means the Indenture, dated as of May 11, 1999 and as amended, by and between the Payee and U.S. Trust Company, National Association.

        "Senior Credit Agreement" means the Credit Agreement, dated as of June 30, 1999 and as amended, among the Payee, DLJ Capital Funding, Inc., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the Lenders listed therein.

        10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.


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        11. SEVERABILITY. If any provision of this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the provisions hereof and this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

        12. MISCELLANEOUS.

        a. Payments of all amounts owing under this Note are to be made at the address of the Payee stated on the first page of this Note or at such other address as the Payee may designate from time to time in writing. Any payment date occurring on any day other than a Business Day shall be deemed to be the next succeeding Business Day.

        b. The Company promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                     HORSESHOE HAMMOND, INC.,
                                     an Indiana Corporation


                                     By: /s/ Kirk C. Saylor
                                         ---------------------------------------
                                         Name:  Kirk C. Saylor
                                         Title: Chief Financial Officer

                                   SCHEDULE A

                                   Borrowings

                                              Rate
    Principal              Principal           of         Amount Paid      Unpaid Principal
Contribution Date           Amount          Interest       or Prepaid            Amount
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
December 01, 1999       $370,371,743.67      8.625%                  0      $370,371,743.67
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December 31, 2000                            8.625%      $9,548,628.33      $360,823,115.34
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